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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Republic Airways Holdings Inc. on Form S-1 of our report dated March 7, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Indianapolis, Indiana

March 7, 2002